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                                                               EXHIBIT 5




                                  March 15, 1994



         Torchmark Corporation
         2001 Third Avenue South
         Birmingham, Alabama  35233

         Torchmark Capital L.L.C.
          c/o Torchmark Corporation, Manager
         2001 Third Avenue South
         Birmingham, Alabama  35233

         Ladies and Gentlemen:

             We have acted as special counsel to Torchmark Corporation, a Delaware corporation ("Torchmark"), and Torchmark Capital L.L.C., a Delaware limited liability company ("Torchmark Capital"), in connection with the Registration Statement on Form S-3, as amended, filed jointly by Torchmark and Torchmark Capital with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

             The Registration Statement relates to the contemplated issuance by Torchmark and/or Torchmark Capital from time to time of up to $200,000,000 aggregate initial offering price of one or more of the following types of securities: (a) shares of preferred stock ("Preferred Stock") of Torchmark, in one or more series, which may be represented by depositary shares ("Depositary Shares") evidenced by depositary receipts; (b) shares of preferred stock ("LLC Preferred Shares") of Torchmark
         Capital, in one or more series; (c) backup undertakings
         ("Backup Undertakings") of Torchmark in connection with the LLC Preferred Shares; or (d) any combination of the foregoing (collectively referred to as the "Securities"). The
         Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

             In connection with this opinion, we have examined such documents and records of Torchmark and Torchmark Capital and such statutes, regulations and other instruments and

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    HUGHES & LUCE, L.L.P.



         Torchmark Corporation
         Torchmark Capital L.L.C.
         March 15, 1994
         Page 2



         certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon certificates of public officials, corporate agents and officers of Torchmark (on its own behalf and as manager of Torchmark Capital) with respect to the accuracy of material factual matters contained therein which were not independently established. We are familiar with the additional proceedings proposed to be taken by Torchmark (on its own behalf and on behalf of Torchmark Capital) in connection with the authorization, registration, issuance and sale of the Securities.

             Based on the foregoing, we are of the opinion that:

             1. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with Torchmark's Amended and Restated Certificate of Incorporation, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Torchmark and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Torchmark, (iii) the Certificate of Designations, Preferences and Rights of any class or series of Preferred Stock is duly completed, executed, attested, filed and recorded in the office of the Secretary of State of the State of Delaware, and (iv) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors of Torchmark or a duly authorized committee thereof, the Preferred Stock, when sold to the Underwriters as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

             2. When (i) the Registration Statement has become effective under the Act, (ii) the deposit agreement relating to the Depositary Shares has been duly executed

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    HUGHES & LUCE, L.L.P.



         Torchmark Corporation
         Torchmark Capital L.L.C.
         March 15, 1994
         Page 3



             and delivered by Torchmark and the depositary, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Torchmark and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Torchmark, (iv) the Preferred Stock which is represented by Depositary Shares is validly issued and delivered (as contemplated above) to the depositary, and (v) the depository receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the deposit agreement, the Depositary Shares will be validly issued.

             3. When (i) the terms of the Backup Undertakings relating to the LLC Preferred Shares have been duly established in accordance with applicable law, (ii) the instruments relating to the Backup Undertakings have been duly authorized, executed and delivered, (iii) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (iv) the LLC Preferred Shares to which the Backup Undertakings relate have been duly issued and sold and the purchase price therefor has been received by Torchmark Capital, and (v) Torchmark has received the consideration, if any, separately payable for the Backup Undertakings, the Backup Undertakings will constitute the valid and legally binding obligations of Torchmark, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

             4. Upon issuance and payment therefor as contemplated by the Limited Liability Company Agreement, as amended and/or restated, of Torchmark Capital (as amended and/or restated, the "LLC Agreement"), the LLC Preferred Shares will represent validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited liability company interests in Torchmark Capital, as to which the holders of the LLC Preferred Shares (the "Preferred Members"), in their

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    HUGHES & LUCE, L.L.P.



         Torchmark Corporation
         Torchmark Capital L.L.C.
         March 15, 1994
         Page 4



             capacity as members of the Company, will have no liability solely by reason of being Preferred Members in excess of their obligations to make payments that may be provided for in the LLC Agreement and their share of the Company's assets and undistributed profits (subject to the obligation of a Preferred Member to repay any funds wrongfully distributed to it). In rendering the opinion in this paragraph 4, we have assumed that (i) an appropriate form of amended and restated limited liability company agreement of Torchmark Capital is duly authorized, executed and delivered by Torchmark and Maxwell's Energy Company, Inc., as members of Torchmark Capital, (ii) the LLC Agreement properly restates the original LLC Agreement in its entirety, (iii) Torchmark Capital at all times has at least two members (within the meaning of the Delaware Limited Liability Company Act (6 Del.C. (S)18-101, et seq.) (the "Act")), (iv) the LLC Agreement provides for the issuance of a class of limited liability company interests in Torchmark Capital to persons and entities (other than Torchmark and Maxwell's Energy Company, Inc.) who have taken a legally sufficient act resulting in their becoming duly admitted to Torchmark Capital as members of Torchmark Capital in accordance with the LLC Agreement, (v) payment by the initial Preferred Member to Torchmark Capital of the full consideration due from it under the LLC Agreement for the LLC Preferred Shares acquired by it, and (vi) the LLC Preferred Shares are duly issued to the initial Preferred Member in accordance with the LLC Agreement and the Registration Statement.

             In connection with our opinions above, we have assumed that, at or prior to the time of delivery of the Securities, all proposed additional proceedings shall have been taken, the authorization of the Securities will be applicable to each security and will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by Torchmark or Torchmark Capital with the terms of such Securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Torchmark or Torchmark Capital, or any

    HUGHES & LUCE, L.L.P.



         Torchmark Corporation
         Torchmark Capital L.L.C.
         March 15, 1994
         Page 5



         restriction imposed by any court or governmental body having jurisdiction over Torchmark or Torchmark Capital.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm as having passed on the validity of the Securities under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, and nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                              Very truly yours,



                                              HUGHES & LUCE, L.L.P.